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                                                                    EXHIBIT 23.3

The Board of Directors
FFY Financial Corp.

   We consent to the use of our report dated July 28, 2000, with respect to the consolidated statements of financial condition of FFY Financial Corp. and subsidiaries as of June 30, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2000, included herein, and to the reference to our firm under the heading "Experts" in the registration statement.

                                          /s/ KPMG LLP

Cleveland, Ohio
August 14, 2000